N-SAR Exhibit: Sub-item 77I(a)
Legg Mason Partners Institutional Trust
Western Asset Institutional Liquid Reserves
Item 77I (a): Terms of new or amended securities

In response to Sub-Items 77I (a), the Registrant incorporates by reference the supplement to the fund's Statement of Additional Information as filed with the Securities and Exchange Commission pursuant to Rule 497 of the Securities Act of 1933 on September 30, 2016 (Accession No. 0001193125-16-726910).The Registrant also incorporates by reference Post-Effective Amendment No. 117 to Form N-1A filed on December 15, 2016 pursuant to Rule 485(b) of the Securities Act of 1933 (Accession No. 0001193125-16-794006).